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Exhibit 99.3

AON CORPORATION
VARIOUS SEGMENT INFORMATION—AFTER RECLASSIFICATION

	2002
(millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services	$1,157	$1,215	$1,247	$1,354	$4,973
Consulting	233	248	269	304	1,054
Insurance Underwriting	649	750	718	684	2,801
Corporate & Other	49	(91)	12	24	(6)

Total Revenue	$2,088	$2,122	$2,246	$2,366	$8,822

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$189	$144	$209	$249	$791
Consulting	27	23	26	44	120
Insurance Underwriting	68	2	41	44	155
Corporate & Other	(13)	(153)	(59)	(48)	(273)

Total Income Before Income Taxes	$271	$16	$217	$289	$793

INCOME BEFORE INCOME TAXES—MARGINS
Risk & Insurance Brokerage Services	16.3%	11.9%	16.8%	18.4%	15.9%
Consulting	11.6%	9.3%	9.7%	14.5%	11.4%
Insurance Underwriting	10.5%	0.3%	5.7%	6.4%	5.5%
Total Income Before Income Taxes—Margins	13.0%	0.8%	9.7%	12.2%	9.0%
ORGANIC REVENUE GROWTH
Risk & Insurance Brokerage Services	13%	10%	21%	10%	13%
Consulting	4%	6%	14%	12%	9%
Insurance Underwriting	17%	23%	7%	4%	11%
Total Organic Revenue Growth	14%	14%	15%	9%	12%
	2001
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
REVENUE
Risk & Insurance Brokerage Services	$1,052	$1,083	$1,030	$1,198	$4,363
Consulting	212	229	232	265	938
Insurance Underwriting	628	609	641	643	2,521
Corporate & Other	(81)	(4)	9	(70)	(146)

Total Revenue	$1,811	$1,917	$1,912	$2,036	$7,676

INCOME (LOSS) BEFORE INCOME TAXES
Risk & Insurance Brokerage Services	$166	$79	$142	$178	$565
Consulting	24	24	29	49	126
Insurance Underwriting	68	60	45	(5)	168
Corporate & Other	(210)	(99)	(83)	(158)	(550)

Total Income Before Income Taxes	$48	$64	$133	$64	$309

INCOME (LOSS) BEFORE INCOME TAXES—MARGINS
Risk & Insurance Brokerage Services	15.8%	7.3%	13.8%	14.9%	12.9%
Consulting	11.3%	10.5%	12.5%	18.5%	13.4%
Insurance Underwriting	10.8%	9.9%	7.0%	-0.8%	6.7%
Total Income Before Income Taxes—Margins	2.7%	3.3%	7.0%	3.1%	4.0%
ORGANIC REVENUE GROWTH
Risk & Insurance Brokerage Services	8%	12%	6%	9%	9%
Consulting	8%	9%	4%	7%	7%
Insurance Underwriting	5%	1%	8%	8%	5%
Total Organic Revenue Growth	7%	8%	7%	9%	8%

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  Exhibit 99.3
AON CORPORATION VARIOUS SEGMENT INFORMATION—AFTER RECLASSIFICATION